Exhibit 10.16

FIRST AMENDMENT TO 10% SENIOR SECURED CONVERTIBLE PROMISSORY

NOTE

This FIRST AMENDMENT TO 10% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”), is made and entered into as of February 27, 2026, by and among CitroTech Inc. (f/k/a General Enterprise Ventures, Inc.), a Wyoming corporation (the “Company”), and BoltRock Holdings, LLC, a Delaware limited liability company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company issued that certain 10% Senior Secured Convertible Promissory Note (the “Note”) to the Holder in connection with that that certain Subscription Agreement, dated as of February 28, 2025, by and between the Company and the Holder;

WHEREAS, in connection with the Note, the Company and the Holder entered into that certain Pledge and Security Agreement dated February 28, 2025 (the “Pledge Agreement”)l

WHEREAS, the Company and the Holder desire to amend the Note and terminate the Pledge Agreement upon the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 5.1 of the Note, any provision of the Note may be amended if, and only if, such amendment is agreed by written consent of the Company and the Holders of the Notes representing not less than 100% of the aggregate Conversion Amount under all Notes (which the Holder holds).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note.

2. Amendments to the Note. The parties hereto hereby agree that the Note is hereby amended as follows:

(a) The second sentence of the preamble of the Note shall be amended and replace the phrase “that is 12 months following the date first set forth above” with “April 28, 2026”.

(b) The third sentence of the preamble of the Note shall be amended and restated to state “Interest shall accrue daily at a rate of 10% per annum, (i) to but excluding, February 28, 2026 (the “Amendment Effectiveness Date”) and be capitalized (added to principal) with the Amendment Fee (as defined below, and which shall also be capitalized (added to principal)) on the Amendment Effectiveness Date and (ii) from and including the Amendment Effectiveness Date, to the Maturity Date, and shall be capitalized (added to principal) on the Maturity Date.”

(c) Section 2.1 shall be amended to include the following defined term: “Amendment Fee” means 1.00% of the amount capitalized (added to principal) on the Amendment Effectiveness Date. Such fee is payable in kind.”

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3. Collateral. The parties acknowledge and agree that upon the execution of this Amendment, the Pledge Agreement shall immediately be terminated and thereafter be null, void and of no further effect.

4. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Note are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Except as expressly provided in this Amendment, and without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Note or of any other transaction document or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the effective date of this Amendment, each reference in the Note to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Note in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Note will mean and be a reference to the Note as amended by this Amendment.

5. Entire Agreement. This Amendment, the Note, the Warrant and the Subscription Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. For the avoidance of doubt, upon the execution of this Amendment, the Pledge Agreement shall immediately be terminated and thereafter be null, void and of no further effect.

6. Miscellaneous. Sections 5.1 – 5.6 and 5.8 – 5.9 of the Note are each hereby incorporated by reference mutatis mutandis.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CITROTECH INC.

By: /s/ Wesley J. Bolsen_

Name: Wesley J. Bolsen

Title: Chief Executive Officer and Director

By: /s/ Theodore Ralston_

Name: Theodore Ralston

Title: Director

By: /s/ Jeffery Pomerantz_

Name: Jeffery Pomerantz

Title: Director

By: /s/ Lorenzo Calinawan_

Name: Lorenzo Calinawan

Title: Director

BOLTROCK HOLDINGS, LLC

By: /s/ Craig Huff_

Name: Craig Huff

Title: Managing Member

[Signature Page to the First Amendment to Promissory Note]

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